UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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AEROJET ROCKETDYNE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

MARTIN TURCHIN

HEIDI R. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SPH Group Holdings LLC, a Delaware limited liability company, together with the other participants named herein (collectively, the “Steel Partners Group”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”).

On February 24, 2022, the Steel Partners Group issued the following press release and open letter to the Company’s stockholders:

Steel Partners Pleased by Court’s Decision to Grant Temporary Restraining Order Preventing the Unauthorized Use of Aerojet Rocketdyne’s Resources in Connection With 2022 Annual Meeting

Issues Letter to Fellow Shareholders Regarding Steel Partners’ Decision to Nominate Its Own Slate of Seven Highly Qualified Director Candidates

NEW YORK--(BUSINESS WIRE)--Steel Partners Holdings L.P. (together with its affiliates, “Steel Partners” or “we”), which owns approximately 5.2% of the outstanding shares of Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (“Aerojet Rocketdyne” or the “Company”) and has nominated seven highly qualified candidates for election to the Company’s Board of Directors (the “Board”) at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), today provided an update pertaining to the legal proceeding initiated in the Delaware Court of Chancery (the “Court”) by four members of its slate – sitting Board members Warren G. Lichtenstein, James R. Henderson, Audrey A. McNiff and Martin Turchin – against Chief Executive Officer and Director Eileen Drake, Director Thomas Corcoran, Director Kevin Chilton and Director Lance Lord:

•	The Court has granted a Temporary Restraining Order (“TRO”) prohibiting Ms. Drake, Mr. Corcoran, Mr. Chilton and Mr. Lord from using Aerojet Rocketdyne’s resources to advance their personal positions in a proxy contest while the Board is deadlocked over the identity of the Company’s slate of director candidates for the Annual Meeting.

•	The Court’s order prohibits any Aerojet Rocketdyne employee, director, advisor or agent from issuing any public statement, press release or corporate disclosure in the name of the Company in support of any candidate standing for election at the Annual Meeting without prior written approval from the Board or a duly authorized committee of the Board.

•	The Court’s order prohibits any Aerojet Rocketdyne employee, director, advisor or agent from taking action on behalf of the Company or using the Company’s resources to support the election efforts of any candidate standing for election at the Annual Meeting without prior written approval from the Board or a duly authorized committee of the Board.

In addition, Steel Partners issued the below letter to shareholders to provide clarity and context pertaining to recent events, including its decision to spend its own resources to nominate director candidates for election at the Annual Meeting.

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Fellow Shareholders,

Steel Partners is one of the largest shareholders of Aerojet Rocketdyne, with ownership of approximately 5.2% of the Company’s outstanding shares. We are also a long-term shareholder that has spent nearly 15 years helping the Company evolve and create meaningful value.

We recognize that recent events – including our nomination of director candidates, Lockheed Martin Corporation’s termination of its acquisition of the Company and legal proceedings in Delaware – have created uncertainty. Unfortunately, despite our best efforts in recent weeks, we have been unable to reach a compromise that benefits all shareholders. Given our attempts to compromise have been rebuffed and the Court has granted our nominees’ request for a TRO, we feel it is the appropriate time to provide the clarity and context you deserve:

1.	Please trust that Steel Partners’ interests are squarely aligned with your interests. In addition to maintaining a roughly $150 million stake in Aerojet Rocketdyne, we have a long history of committing our energy and time to pursuing strong results for all of the Company’s shareholders. Since we first received representation on the Board in March 2008, the Company’s shares have appreciated more than 250%. We have put forth our own slate of director candidates with the goal of building on these results.

2.	Steel Partners was committed to the Lockheed Martin Corporation transaction from the day it was announced in December 2020 until the day it was terminated. With that said, when it became clear over the course of 2021 that the transaction faced significant regulatory headwinds, we began advocating for management to take logical and responsible steps to prepare for a potential standalone future. Unfortunately, our concerns appear to have fallen on deaf ears.

3.	Steel Partners felt compelled to nominate a slate of highly qualified candidates for election to the Board after the U.S. Federal Trade Commission filed a lawsuit to block the transaction. We believe our nomination was a justifiable response to the Company having a gridlocked Board and certain officers and directors recently taking actions without Board consultation, including spending shareholders’ capital on high-priced advisors and issuing unauthorized material announcements in the name of the Company. All of this has occurred despite Steel Partners trying to reach a negotiated resolution, including by proposing a slate for the 2022 Annual Meeting that included all but one sitting Board member.

4.	Steel Partners believes you should heavily scrutinize the motivation behind the disclosed investigation into an alleged conflict between Executive Chairman Warren G. Lichtenstein and Chief Executive Officer Eileen Drake. The inquiry does not involve allegations of financial impropriety, sexual harassment, illegality or similar topics that come to mind when an investigation is disclosed. The focus of the inquiry, in substance, pertains to disagreements between Mr. Lichtenstein and Ms. Drake regarding Mr. Lichtenstein’s repeated requests that management prepare for a standalone future and Ms. Drake’s concerns that she might be replaced.

5.	Steel Partners has nominated a seven-member slate that is completely focused on value creation. We have assembled a diverse slate with corporate governance acumen, finance expertise, operational knowledge and transaction experience. Our slate, which includes four incumbents, also has vast knowledge of the Company and the industry. If elected, our nominees intend to implement a two-pronged strategy that entails implementing a new operating plan focused on growing over the long-term and reviewing strategic alternatives that could maximize shareholder value in the immediate-term. Implementing a new operating plan that prioritizes growth and reduces excessive overhead is critical. By having a credible go-forward vision, we believe Aerojet Rocketdyne can attract great leaders, maintain an enthusiastic employee base and innovate in a manner that inspires public and private sector partners across the world.

In the weeks to come, our nominees will share further details regarding their ideas and proposed strategy for the Company, while also remaining open to reaching a compromise that advances shareholders’ best interests. Thank you for your consideration.

Warren G. Lichtenstein

Founder and Executive Chairman

Steel Partners Holdings L.P.

***

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Certain Information Concerning the Participants

SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), together with the other participants named herein (collectively, the “Steel Partners Group”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”).

THE STEEL PARTNERS GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be SPHG Holdings, Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), WebFinancial Holding Corporation, a Delaware corporation (“WebFinancial”), Steel Excel, Inc., a Delaware corporation (“Steel Excel”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein, James R. Henderson, Joanne M. Maguire, Audrey A. McNiff, Aimee J. Nelson, Martin Turchin and Heidi R. Wood.

As of the date hereof, SPHG Holdings directly owned 1,497 shares of Common Stock, $0.10 par value, of the Company (the “Shares”), WebFinancial directly owned 3,482,572 Shares and Steel Excel directly owned 465,427 Shares. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Accordingly, each of Steel Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by SPHG Holdings. SPHG owns 100% of the outstanding shares of common stock of WebFinancial. Accordingly, Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by WebFinancial. SPHG Holdings owns 100% of the outstanding shares of common stock of Steel Excel. Accordingly, each of Steel Holdings, SPHG, SPHG Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by Steel Excel. As of the date hereof, SPL directly owned 60,546 Shares. Mr. Lichtenstein is the Chief Executive Officer of SPL. Accordingly, Mr. Lichtenstein may be deemed to beneficially own the Shares directly owned by SPL. As of the date hereof, Warren G. Lichtenstein directly owned 207,953 Shares. An additional 520,892 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Lichtenstein pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 520,892 Shares are not deemed to be beneficially owned by Mr. Lichtenstein. As of the date hereof, James R. Henderson directly owned 48,107 Shares. An additional 83,986 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Henderson pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 83,986 Shares are not deemed to be beneficially owned by Mr. Henderson. As of the date hereof, Audrey A. McNiff directly owned 5,112 Shares. An additional 3,988 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Ms. McNiff pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 3,988 Shares are not deemed to be beneficially owned by Ms. McNiff. As of the date hereof, Martin Turchin directly owned 108,066 Shares. Additionally, Mr. Turchin beneficially owned indirectly an aggregate of 12,500 Shares held in several trusts of which he is a trustee. An additional 5,886 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Turchin pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 5,886 Shares are not deemed to be beneficially owned by Mr. Turchin. As of the date hereof, Joanne M. Maguire, Aimee J. Nelson and Heidi R. Wood did not beneficially own any securities of the Company.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings L.P.’s (“SPLP”) current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to SPLP and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to SPLP’s business, results of operations, financial condition and cash flows; material weaknesses in SPLP’s internal control over financial reporting; decline in crude oil price; fluctuations in commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of SPLP’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for SPLP’s services; impacts to SPLP’s liquidity or financial condition as a result of legislative and regulatory actions; SPLP’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with SPLP’s business strategy of acquisitions; losses sustained in SPLP’s investment portfolio; the impact of interest rates on SPLP’s investments, such as increased interest rates or the use of a SOFR based interest rate in SPLP’s credit facilities; reliance on the intellectual property owned by others and SPLP’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in SPLP’s operations; risks of litigation; impacts to SPLP’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by SPLP’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to SPLP’s key members of management and the senior leadership team; SPLP’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to SPLP’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for SPLP’s units as a result of transfer restrictions contained in SPLP’s partnership agreement; the ability of SPLP’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of SPLP's filings with the SEC, including SPLP's Form 10-K for the year ended December 31, 2020, for information regarding risk factors that could affect SPLP's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contacts

Longacre Square Partners

Greg Marose / Charlotte Kiaie, 646-386-0091

gmarose@longacresquare.com / ckiaie@longacresquare.com

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